Exhibit 3.411

State of West Virginia

Certificate

I, Ken Hechler, Secretary of State of the State of West Virginia, hereby certify that

ZONE, INCORPORATED

Therefore, I hereby issue this

CERTIFICATE OF INCORPORATION

STATE OF WEST VIRGINIA
MONTANI SEMPER LIBERI

Given under my hand and the Great Seal of the State of West Virginia on this Twenty-Third *day of* May *19* 91

Ken Hechler

Secretary of State

by the provisions of chapter 31, Article I, Section 27 and 28 of the West Virginia Code, the Articles of Incorporation of ZONE, INCORPORATED conform to law and are filed in my office, I therefore declare the organiztion to tbe a corporation for the purposes set forth in its Articles, with the right of perpetual existence. Therefore, I hereby issue this CERTIFICATE OF INCORPORATION to which I have attached a duplicate original of the Articles of Incorporations.

FILED
MAY 23 1997
IN THE OFFICE OF
SECRETARY OF STATE
WEST VIRGINIA
ARTICLES OF INCORPORATION
     The undersigned, acting as incorporator of a corporation under Section 27, Article 1, Chapter 31 of the Code of West Virginia adopts the following Articles of Incorporation for such corporation, FILED IN DUPLICATE:
     I. The undersigned agrees to become a corporation by the name of Zone, Incorporated.
     II. The address of the principal office of said corporation will be located at Suite 700 One Valley Square, Charleston, West Virginia, 25301.
     III. The purpose or purposes for which this corporation is formed are as follows:
     To engage in the transaction of any or all lawful business for which corporations may be incorporated under Section 31, Article I, Chapter 31, of the Code of West Virginia; and to carry on any business not contrary to the laws of the State of West Virginia and to have and exercise all the rights and privileges conferred by the laws of the State of West Virginia upon corporations formed under such laws and to do any and all of the things herein above set forth to the same extent as natural persons might or could do and to carry on any business not contrary to the laws of the State of West Virginia and to have and exercise all the powers, rights and privileges conferred by the laws of the State of West Virginia upon corporations formed under such laws and to do any and all of the things herein above set forth to the same extent as natural persons might or could do.
     IV. Provisions granting preemptive rights are:
     Any holder of stock of the corporation of any class shall, as such holder, have any preemptive right to purchase or subscribe for (a) any stock of any class now or hereafter authorized, or any warrants, options, or other instruments that shall confer upon the holders thereof the right to subscribe for or purchase or receive from the corporation any stock of any class which the corporation may issue or sell, whether or not the same shall be exchangeable for any stock of the corporation of any class, or (b) any obligations which the corporation may issue or sell that shall be convertible into or exchangeable for any shares of the capital stock of the corporation of any class or to which shall be attached or appurtenant any options, or other instruments that shall confer upon the holders of such obligations, warrants, options or other instruments the right to subscribe for or purchase or receive from the corporation any shares of its capital stock of any class or classes now or hereafter authorized.
     V. Provisions for the regulation of the Internal affairs of the corporation are;
     (1) To purchase, own, and hold the stock of other corporations, and to do every act and thing covered generally by the denomination “holding corporation”, and especially to direct the operations of other corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge, or otherwise dispose of shares or voting trust certificates for shares of the capital stock or any bonds, notes, securities, or evidences of indebtedness created by, any other corporation or corporations organized under the laws of this state or any state or district or country, nation, or government and also bonds or evidences of indebtedness of the United States or of any state, district, territory, dependency, or country or subdivision on municipality thereof; to issue in exchange therefor shares of the capital stock, bonds, notes, or other obligations of the corporation and while the owner thereof to exercise all the rights, powers, and privileges of ownership including the right to vote on any shares of stock or voting trust certificates so owned; to promote, lend money to, and guarantee the dividends, stock, bonds, notes, evidences of indebtedness, contracts, or other obligations of and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stock, voting trust certificates, or other securities or evidence of indebtedness shall be held by or for this corporation, or in which, or in the welfare of which, this corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities or evidences of indebtedness or the property of this corporation.
     (2) To buy, sell, improve, exchange, and generally deal in real properties, improved and unimproved, and buildings of every class and description; to improve, manage, operate, sell, buy, mortgage, rent, lease, or otherwise acquire or dispose of any property, real or personal, improved or unimproved, and take mortgages and assignment of mortgages upon the same; to make and obtain loans upon real estate, improved and unimproved, and upon personal property, giving or taking evidences of indebtedness and securing the payment thereof of mortgage, trust deed, pledge or otherwise; to enter into contracts, to buy or sell any property, real or personal; to buy and sell mortgages, trust deeds, contracts, and evidences of indebtedness; to purchase or otherwise acquire, for the purpose of holding or disposing of the same, real or personal property of every kind and description, including the good will, stock, rights, and property of any person, firm, association, or corporation, paying for the same in cash, stock, or bonds of this corporation, to draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments, or obligations of the corporation, from time to time, for any of the objects or purposes of the corporation; to carry on all or any of its operations without restriction or limit as to amount; to purchase, acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any state, district, territory, colony, or foreign country subject to the laws of such state, territory, or foreign country.
     (3) To act in advisory capacity or as research counselors and in connection therewith to render management, research, technical, and advisory services to persons, firms, corporations, government agencies, and the general public and any person or special group.
     (4) To purchase, acquire, through the issuance of the capital stock or otherwise, own, hold, lease, either as lesser or lessee, sell, exchange, subdivide, mortgage, deed in trust, plant, improve, cultivate, develop, construct, maintain, equip, operate, and generally deal in any and all lands, improved and unimproved, dwelling houses, apartment houses, hotels, boarding houses, business blocks, office buildings, post office buildings, manufacturing works, and plants, and other buildings of any kind, and the products and avails thereof, and any and all other property of any and every kind or description, real, personal, and mixed, wheresoever situated.
     (5) To purchase, subscribe for, or otherwise acquire, own, vote, sell, mortgage, pledge, or otherwise dispose and otherwise deal in and with, shares or other interests in or obligations of other domestic or foreign corporations firms or individuals.
     (6) To invest in surplus funds from time to time, and to lend money for its corporate purposes, and to take and hold real or personal property as security for the payment of funds so invested or loaned.
     (7) To conduct its business, carry on its operations and have offices within and without the State of West Virginia, and to exercise in any other state, territory, district, or possession of the United States, or in any foreign country, the powers granted by the Laws of the State of West Virginia.
     (8) To enter into any joint venture, syndicate, or partnership, or to enter into any arrangement, for sharing of profits, union of interest, or cooperation with any person, partnership, corporation, association, or entity.
     (9) Subject to any specific written limitations or restrictions imposed by the Corporation Law of West Virginia, by other law, or by this Certificate of incorporation and in furtherance of, but not limited to, the purposes set forth in this Article, the corporation shall have and exercise all general powers under the Corporation Law of West Virginia and the principals of the common laws.
     (10) Subject to any specific written limitations or restrictions imposed by the Corporation Law of West Virginia, or by this Certificate of Incorporation, and in furtherance of, but not limited to the purposes set forth in this Article, the corporation shall have and exercise the following specific powers:
     (a) To Carry Out Such Purposes in Other States. To carry out the purposes and powers herein set forth in any state, territory, district, or possession of the United States, or in any foreign country, to the extent that such purposes are not forbidden by the law of such state, territory, district or possession of the United States or by such foreign country. And to acquire, own, hold and use, to lease, mortgage, pledge, sell or otherwise dispose of property, real and/or personal, tangible and/or intangible, out of this State.
     (b) To Deal in Personal Property, Generally. To acquire (by purchase, exchange, lease, hire, or otherwise), hold, own, manage, operate, mortgage, pledge, hypothecate, lease, exchange,

sell, deal in and dispose of, either alone or in conjunction with other, personal property and commodities of every kind, character and description whatsoever and wheresoever situated, and any interest therein.
     (c) To Deal in Securities, Generally. To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, sue, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interest in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or direct or indirect obligations of the United States or any government, state, territory, governmental district or municipality or of any instrumentality thereof.
     (d) To Deal in Goodwill. To acquire (by purchase, exchange, lease, hire or otherwise), hold, own, use, assign, lease, sell, convey or mortgage, either alone or in conjunction with others, the rights, property and business of any person, entity, partnership, association, or corporation, heretofore or hereafter engaged in any business.
     (e) To Execute Guaranties. To make any guaranty respecting stocks, dividends, securities, indebtedness, interest, contracts, or other obligations created by any individual partnership, association, corporation, or other entity.
     (f) To Borrow Funds. To borrow or raise monies and from time to time, without limit as to amount, to execute, accept, endorse, and deliver as evidence of such borrowing, all kinds of securities, including, but without limited the generality thereof, promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidence of indebtedness; and to secure the payment and full performance of such securities by mortgage on, or pledge, conveyance, or assignment in trust of, the whole, or any part, of the assets of the corporation, real, personal or mixed, including contract right’s, whether at the time owned or thereafter acquired.
     (g) To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge, or otherwise deal with or dispose of stocks, bonds, or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner as may be permitted by law; to aid in any manner any corporation whose stock, bonds or other obligations are held or in any manner guaranteed by the corporation, or in which the corporation is in any way interested; to do any other acts or things for the preservation, protection, improvement, or enhancement of the value of any such stock, bonds, or other obligations to exercise all the rights, powers, and privileges of ownership thereof, and to exercise any and all voting powers thereon to guarantee the payment of dividends upon any stock, or the principal or interest, or both, of any bonds or other obligations, and the performance of any contracts.
     (h) To make donations for the public welfare or for charitable, scientific or educational purposes; and in time of war to make donations in aid of war activities.
     (i) To pay pensions and establish pension plans, pension trusts, profit-sharing plans, stock bonus plans, stock option plans, and other incentive plans for its directors, officers and employees.
     (j) To do any and all acts and things necessary, convenient or expedient to be done to carry out the purposes for which the corporation is formed and organized and not repugnant to law.

     (11) The directors of this corporation are empowered to issue from time to time the shares of stock of this corporation in payment, wholly or party, for cash, labor done, real and/or personal property, or for the use thereof, at such price for any such labor or property or the use thereof as may be fixed by agreement between the owner of the property and the officers and directors of the corporation.
     (12) The power to amend, alter, and supplement the by-laws shall be conferred upon the directors. Any by-laws or amendments to by-laws made by the directors may be amended, altered, or repealed by the directors of the corporation.
     (13) The corporation is hereby expressly authorized and empowered, from time to time, whether or not in connection with the issue and sale of any shares of stock or other securities of the corporation, rights, or options entitling the holders or owners thereof to purchase or acquire from the corporation any shares of its capital stock of any class or classes or other securities, whether now or thereafter authorized, such rights or options to be evidenced by or in such warrants or other instruments as shall be approved by the directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such shares or other securities may be purchased or acquired from the corporation upon the exercise of any such rights or options shall be such as shall be fixed in a resolution or resolutions adopted by the directors providing for the creation and issue of such rights or options, and set forth or incorporated by reference in the warrants or other instruments evidencing such rights or options, and set forth or incorporated by reference in the warrants or other instruments evidencing such rights or options, and as shall be permitted by law. The directors are hereby authorized and empowered to authorize the creation and issue of any such rights or options and any such warrants or other instruments from time to time, for such consideration as the directors may determine. Any and all shares of stock which may be purchased or acquired or issued upon the exercise of any such right or option, shall be deemed fully paid stock and not liable to any further call or assessment thereon, or partly paid and liable to further call or assessment, as the terms of the warrants or other instruments evidencing such rights or option shall provide. Except as otherwise provided by law, the directors shall have full power ILLEGIBLE discretion to prescribe and regulate from time to time the procedure to be followed in and all other matters concerning, the creation, issue and exercise of any such rights and options and such warrants or other instruments, and the selling aside of stock or other securities for the purpose thereof; and the issuance of such or other securities upon the exercise thereof.
     (14) Any director or officer shall be indemnified by this corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding, civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he would be adjudged in such action, suit or proceeding, to be liable for negligence or misconduct in the performance of duty to the corporation.
     (15) The directors of this corporation are empowered to issue from time to time the shares of the stock of any class or classes and/or securities convertible into shares of its stock of any class for such consideration as the directors may deem advisable by adoption of resolution.
     (16) To deal in shares, bonds, notes, debentures, or other securities, or evidences of indebtedness, of mutual investment companies, either as principal or an agent or broker, or otherwise, and generally to maintain, conduct and carry on the business of buying and selling and investment securities of mutual investment companies either as principal, or as agent or broker, or otherwise.
     (17) To apply for, obtain, register, purchase or otherwise acquire, and to hold, use, develop, improve, or introduce and to sell, assign, or otherwise dispose of patents, trade names, trade marks, copyrights, licenses, franchises, and any and all other rights, privileges, processes or formula necessary or desirable for the operation and conduct of the business of the corporation.
     (18) Both stockholders and directors of this corporation may hold their meetings and the corporation may have an office or offices in such place or places outside the State of West Virginia as the by-laws may provide and the corporation may keep its books outside the State of West Virginia, except as otherwise provided by law.
     VI. The amount of the total authorized capital stock of said corporation shall be One Thousand Dollars ($1,000.00) which shall be divided into One Thousand (1000) shares of the par value of One Dollar ($1.00).
     VII. The full name and address of the incorporator, including street and street number, if any, and the city, town, or village, including ZIP number.
G. Nicholas Casey, Jr.
Suite 700, One Valley Square
P.O. Box 1746
Charleston, West Virginia, 25326
     VIII. The existence of this corporation is to be perpetual.
     IX. The name and address of the appointed person to whom notice or process may be sent: G. Nicholas Casey, Jr., P.O. Box 1746, Charleston, West Virginia 25301.

     X. The number of directors constituting the initial board of directors of the corporation is two and the (ELIGIBLE) and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Albert M. Tieche, Jr.	Robert Glenn
1007 South Oakwood Avenue	130 Main Street, Law Building
Beckley, WV 25801	Beckley, WV 25801
     I, the undersigned, for the purposes of forming a corporation, under the laws of the State of West Virginia, do make and file these ARTICLES OF INCORPORATION and I have accordingly hereunto set my hand and seal this 23rd day of May, 1997.

/s/ G. Nicholas Casey	(SEAL)
G. Nicholas Casey, Jr.

STATE OF WEST VIRGINIA,
COUNTY OF KANAWHA, to wit:
     I, Cathy L. Brock, a Notary Public in and for the County and State aforesaid, hereby certify that G. Nicholas Casey, Jr., whose name is signed to the foregoing Articles bearing date of the 23rd day of May, 1997, this day personally acknowledged his signature to be the same.
     Given under my hand and the official seal this 23rd day of May, 1997.

/s/ Cathy L. Brock
Notary Public

Prepared by:	G. Nicholas Casey, Jr., Esquire Attorney at Law Suite 700, One Valley Square P.O. Box 1746 Charleston, WY 25326